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                                                                    Exhibit 4(f)
                           FIFTH AMENDED AND RESTATED
                       VALUE CITY DEPARTMENT STORES, INC.
                             1991 STOCK OPTION PLAN


         1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain key employees of and other key persons who render services to VALUE CITY DEPARTMENT STORES, INC., an Ohio corporation (the "Company") and any current or future subsidiaries or parent by the granting of stock options (the "Options") as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees of training, experience and ability. The Options granted under the Plan may be either incentive stock options ("ISOs") which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not meet such requirements ("Non-statutory Options").

         2. EFFECTIVE DATE. The Plan shall become effective on June 4, 1991 (the "Effective Date").

         3. ADMINISTRATION.

            (a) The Plan shall be administered by the Board of Directors of the Company (the "Board") unless the Board shall designate a committee (the "Committee") of not less than three members of the Board. If any class of equity securities of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), all members of the Committee shall be "disinterested persons" as defined in Rule 16b-3(c)(2)(i) under the 1934 Act. The Board may remove or add members of the Committee. If the Board does not appoint a Committee, any reference in the Plan or in any stock option agreements under the Plan shall mean the Board.

            (b) Subject to the provisions of the Plan, the Committee is authorized to establish, amend and rescind such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it may deem necessary or advisable. All actions taken by the Committee under the Plan shall be final and binding on all persons. No member of the Committee shall be liable for any action taken or determination made relating to the Plan, except for willful misconduct.

            (c) Each member of the Committee shall be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlements to which the Company does not consent, which consent shall not be unreasonably withheld) reasonably incurred by such member in connection with any action to which he may be a party by reason of service as a member of the Committee, except in relation to matters as to which he shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification shall be in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

         4. ELIGIBILITY.

            (a) Options and/or Tax Offset Payments may be granted to such key employees of (or, in the case of Non-statutory Options only, to others who render services to) the Company or its subsidiaries or parent as the Committee shall select from time to time (the "Optionees"); PROVIDED, HOWEVER, that no member of the Board of Directors who is not an officer or employee of the Company shall be eligible to receive any Option hereunder. The term "key employees" shall include those executive, administrative, operational and managerial employees who are determined by the Committee to be eligible for Options under the Plan. The terms "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in sections 424(f) and (e) of the Code. More than one option may be granted to one individual.

            (b) No ISO may be granted to an individual who, at the time an ISO is granted, is considered under Section 422(b)(6) of the Code as owning stock possessing more than 10 percent of the total combined voting


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power of all classes of stock of the Company or of its parent or any subsidiary corporation; PROVIDED, HOWEVER, this restriction shall not apply if at the time such ISO is granted the option price per Share of such ISO shall be at least 110% of the fair market value of such Share, and such ISO by its terms is not exercisable after the expiration of five years from the date it is granted. This subparagraph 4(b) has no application to Options granted under the Plan as Non-statutory Options.

             (c) The aggregate fair market value (determined as of the date the ISO is granted) of Shares with respect to which ISOs are exercisable for the first time by any Optionee during any calendar year under the Plan or any other ISO plan of the Company or a parent or subsidiary of the Company may not exceed $100,000. This subparagraph 4(c) has no application to Options granted under the Plan as Non-statutory Options.

         5. STOCK SUBJECT TO PLAN. The stock subject to Options under the Plan shall be Common Shares without par value of the Company ("Shares"), either authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares for which Options may be granted under the Plan, in the aggregate and to any one individual, shall not exceed 3,000,000, subject to adjustment in accordance with the terms of paragraph 13 hereof. The unpurchased Shares subject to terminated or expired Options may again be offered under the Plan. The Committee, in its sole discretion, may permit the exercise of any Option as to full Shares or fractional Shares. Proceeds from the sale of Shares under Options shall constitute general funds of the Company.

         6. TERMS AND CONDITIONS OF OPTIONS.

            (a) At the time of grant, the Committee shall determine whether the Options granted are to be ISOs or Non-statutory Options and shall enter into stock option agreements with the recipients accordingly. All Options and/or Tax Offset Payments granted shall be authorized by the Committee and, within a reasonable time after the date of grant, shall be evidenced by stock option agreements in writing ("Stock Option Agreements"), in the form attached hereto as Exhibit A, or in such other form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall from time to time determine. Any action under paragraph 13 may be reflected in an amendment to or restatement of such Stock Option Agreements.

            (b) The Committee may grant Options and/or Tax Offset Payments having terms and provisions which vary from those specified in the Plan if such Options are granted in substitution for, or in connection with the assumption of, existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

         7. PRICE. The option price per Share (the "Option Price") of each Option granted under the Plan shall be determined by the Committee; provided, however, the Option Price of each ISO granted under the Plan shall not be less than the fair market value (determined without regard to any restrictions other than a restriction which, by its terms, will never lapse) of a Share on the date of grant of such Option. In the event that the Shares are publicly traded, the term "fair market value" shall mean (a) the average of the highest and lowest sale prices quoted in the NASDAQ National Market System, if the shares are so quoted, (b) the mean between the bid and asked prices as reported by NASDAQ, if the Shares are not quoted in the National Market System, or (c) if the Shares are listed on a securities exchange, the mean between the high and low prices at which the Shares are quoted or traded on such exchange, in each case on the date the Option is granted or, if there be no quotation or sale on that date, the next previous date on which the Shares were quoted or traded. An Option shall be considered granted on the date the Committee acts to grant the Option or such later date as the Committee shall specify.

         8. OPTION PERIOD. Each Stock Option Agreement shall set forth the period during which it may be exercised, which period shall not exceed 10 years from the date any ISO is granted (the "Option Period").

         9. NON-TRANSFERABILITY OF OPTIONS. An Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by him


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or by his guardian or legal representative. Notwithstanding the foregoing, an
Optionee may transfer a Non-statutory Option either (a) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the Optionee does not receive any consideration for the transfer, or (b) if such transfer is approved by the committee. Any Non-statutory Options held by such transferees are subject to the same terms and conditions that applied to such Non-statutory Options immediately prior to transfer.

         10. TAX OFFSET PAYMENTS. The Committee has the authority and discretion under the Plan to make cash grants to Optionees which are intended to offset a portion of the taxes which may become payable upon exercise of Options by the Optionee, accruing on exercise of a Non-statutory Option and/or on certain dispositions of Shares acquired under ISOs ("Tax Offset Payments"). Such Tax Offset Payments shall be in an amount determined by multiplying a percentage established by the Committee times the difference between the fair market value of a Share on the date of exercise as determined by the Committee in accordance with paragraph 7 and the Option Price (or, if the Tax Offset Payment is being made on account of the disposition of Shares acquired under an ISO, the difference between the fair market value of a Share on the date of disposition, if less than the fair market value on the date of exercise, and the Option Price), and times the number of Shares as to which the Option is being exercised or the number of Shares acquired under an ISO of which an Optionee is disposing. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interest of the Company to assist Optionees in the payment of federal income taxes incurred on exercise of a Non-statutory Option. The dispositions of Shares acquired under ISOs for which a Tax Offset Payment shall accrue shall be determined by the Committee in its sole discretion. The Company shall have the right to withhold and pay over to any governmental entities (federal, state or local) all amounts under a Tax Offset Payment for payment of any income or other taxes incurred on exercise.

         11. EXERCISE OF OPTIONS.

             (a) Options granted hereunder will be exercisable upon the terms and conditions and in accordance with the vesting percentages determined by the Committee at its sole discretion. Notwithstanding the foregoing or the terms and conditions of any Stock Option Agreement to the contrary, (i) in the event of the Optionee's termination of employment as a result of disability or death as specified in subparagraph 12(b), the Options shall be immediately exercisable in full for the period specified in subparagraph 12(b); (ii) in the event of Optionee's termination of employment as specified in subparagraph 12(a), the Options shall be immediately exercisable to the extent and for the period specified in subparagraph 12(a); and (iii) in the event of a liquidation or merger as specified in subparagraph 13(b), the Options shall be exercisable for the 30-day period after written notice thereof as specified in subparagraph 13(b).

             (b) An Option shall be exercisable only upon delivery of a written notice to the Committee, any member of the Committee, the Company's Treasurer, or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

             (c) Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option shall make full payment of the Option Price (i) in cash; (ii) with the consent of the Committee, by tendering previously acquired Shares (valued at their fair market value, as determined by the Committee, as of such date of tender); (iii) with the consent of the Committee, with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Committee, provided, that such promissory note, in the case of exercise of an ISO, shall provide for interest at no less than the "applicable federal rate" as determined pursuant to the Code; (iv) with the consent of the Committee, any combination of (i), (ii), or (iii); or (v) with the consent of the Committee, if the Shares subject to the Option have been registered under the 1933 Act and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

                 (A) written instructions to forward a copy of such notice of exercise to a broker or dealer, as defined in Section 3(a)(4) and 3(a)(5) of the 1934 Act ("Broker"), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

                 (B) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option.

             (d) If Tax Offset Payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an Option, the Optionee or other person exercising such Option shall pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under paragraph 18.

         12. TERMINATION OF EMPLOYMENT OR OTHER SERVICES.

             (a) Upon termination of employment or service with the Company, any parent or subsidiary of the Company, or any successor corporation to either the Company or any parent or subsidiary of the Company, other than (i) by reason of death or disability, or (ii) for cause by reason of the Optionee's dishonesty or disloyalty, the Optionee shall have 30 days after the date of termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him to the extent the same were exercisable on the date of termination; PROVIDED, HOWEVER, if such date of termination is after the Optionee has attained age 60 or 30 years of employment or service, such Option shall then be exercisable to the extent of 100% of the Shares subject thereto.

             (b) Upon termination of such employment or service by reason of death or disability, all Options previously granted to such Optionee may be exercised by the Optionee, the Optionee's personal representative, or the person or persons to whom his rights under the Option pass by will or the laws of descent or distribution at any time during the period ending one year after date of death or termination of employment by reason of disability (but not later than the expiration date of the Stock Option Agreement). Such Options shall then be exercisable to the extent of 100% of the Shares subject thereto.

             (c) Upon termination of such employment or service for cause by reason of the Optionee's dishonesty or disloyalty, all Options held by him shall terminate on the date of termination.

             (d) "Disability," as used herein, shall mean a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing the Optionee's usual and customary employment with the Company.

         13. REORGANIZATIONS.

             (a) In the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization, the aggregate number of Shares for which Options may be granted under this Plan, the number of Shares subject to outstanding Options and the Option Price of the Shares subject to outstanding Options shall be proportionately adjusted or substituted to reflect the same. The Committee shall make such other adjustments to the Options, the provisions of the Plan and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

             (b) If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation in which the Company shall not be the surviving corporation, other than a merger or consolidation involving only a change in state of incorporation or an internal reorganization not involving a substantial change in underlying ownership, the Company shall give written notice thereof to all holders of Options granted under the Plan at least 30 days prior to the effective date of such liquidation, dissolution, merger or consolidation, and the holders shall have the right within such 30-day period to exercise their Options in full regardless of restrictions on exercise contained in the Stock Option Agreements; PROVIDED, HOWEVER, that in no event shall such Options be exercised after the specific expiration date set forth therein. To the extent such Options shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, they shall terminate on that date.


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         14. SALE OF OPTION SHARES. The Optionee or other person exercising the
Option shall not sell or otherwise dispose of the Shares subject to Option unless at least six months have elapsed from the date of grant.

         15. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

         16. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's employment or other services at any time. The establishment of the Plan shall in no way, now or hereafter, reduce, enlarge or modify the employment relationship between the Company or any parent or subsidiary of the Company and the Optionee. Options granted under the Plan shall not be affected by any change of duties or position as long as the Optionee continues to be employed by the Company or any parent or subsidiary of the Company.

         17. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Committee may in its sole determination require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

         18. WITHHOLDING TAXES. The Company shall have the right to withhold from any salary, wages, or other compensation for services payable by the Company to or with respect to an Optionee, amounts sufficient to satisfy any federal, state or local withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations.

         19. EXCHANGES. The Committee may permit the voluntary surrender of all or a portion of any Option granted under the Plan to be conditioned upon the granting to the Participant of a new Option for the same or a different number of Shares as the Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Option to such Optionee. Subject to the provisions of the Plan, such new Option shall be exercisable at the same price, during such period and on such other terms and conditions as are specified by the Committee at the time the new Option is granted. Upon surrender, the Options surrendered shall be cancelled and the Shares previously subject to them shall be available for the grant of other Options. The Committee may also grant Tax Offset Payments to any Optionee surrendering such Option for a new Option.

         20. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver the Shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under this Plan shall not be exercisable prior to (i) the date upon which the Company shall have registered the Shares for which Options may be issued hereunder under the 1933 Act, and (ii) the completion of any registration or qualification of such shares under state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the shares subject to such Options under the 1933 Act, or under state or other law.

         21. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company.

         22. EXPENSES. All expenses and costs in connection with administration of the Plan shall be borne by the Company.

         23. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time; PROVIDED, HOWEVER, that no such action of the Board without approval of the Shareholders, may (a) materially increase the number of Shares for which Options may be granted under the Plan, except as provided


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in paragraph 13; (b) increase the maximum Option Period; (c) materially modify the requirements as to eligibility for participation in the Plan; (d) materially increase the benefits accruing to Optionees; (e) permit the granting of ISOs to anyone other than an employee of the Company or a parent or subsidiary of the Company; (f) increase the minimum ISO Option Price; (g) increase the maximum ISOs that can be exercised per Optionee as set forth in subparagraph 4(c); or
(h) if the Company has a class of equity securities registered under Section 12 of the 1934 Act, transfer the administration of the Plan to any person who is not a "disinterested person" as that term is defined in Rule 16b-3(c)(2)(i) under the 1934 Act. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of the Optionee or the transferee of such Option.

         24. TERM OF PLAN. The Plan shall become effective on the date of its adoption by the Board, subject to the approval of the Plan by the holders of a majority of the shares of stock of the Company entitled to vote within twelve months of the Effective Date, and all Options granted prior to such approval shall be subject to such approval. The Plan shall terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Optionees under Options previously granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

         25. LIMITATION OF LIABILITY. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Stock Option Agreements, and no term or provision of this Plan or of any Stock Option Agreements shall be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Stock Option Agreements.

                                                               No. 91-__________

                                    EXHIBIT A


                       VALUE CITY DEPARTMENT STORES, INC.
                         [INCENTIVE /OR/ NON-STATUTORY]
                             STOCK OPTION AGREEMENT
                                    UNDER THE
                             1991 STOCK OPTION PLAN
                             ----------------------


         VALUE CITY DEPARTMENT STORES, INC. (the "Company") hereby grants, effective this ____ day of ______________, 19___ (the "effective date") to _________________________________ (the "Optionee") an option to purchase
____________ shares of its Common Shares, without par value (the "Option Shares"), at a price of __________________ Dollars ($______) per share pursuant to the Company's 1991 Stock Option Plan (the "Plan"):

         1. RELATIONSHIP TO THE PLAN. This option is granted pursuant to the Plan, and is in all respects subject to the terms, provisions and definitions of the Plan and any amendments thereto. The Optionee acknowledges receipt of a copy of the Plan and accepts this option subject to all the terms and provisions of the Plan (including without limitation provisions relating to non-transferability, exercise of the option, sale of the option shares, termination of the option, adjustment of the number of shares subject to the option, and the exercise price of the option). The Optionee further agrees that all decisions and interpretations made by the Stock Option Committee (the "Committee"), as established under the Plan, and as from time to time constituted, shall be final, binding, and conclusive upon the Optionee and his or her heirs. This option [shall/shall not] be treated as an incentive stock option under the Plan.

         2. TIME OF EXERCISE. This option may not be exercised prior to the first anniversary of the effective date. It thereafter may be exercised, from time to time, in full or in part, by the Optionee based upon the number of full years the Optionee is an employee of the Company after the effective date (the "Vested Percentage") and shall remain exercisable (subject to the provisions herein and the Plan) until it has been exercised as to all of the Shares or the tenth anniversary of the effective date, whichever occurs first. The Optionee shall be entitled to exercise this option to the extent of the percentage of, and not to exceed in the aggregate, the maximum number of the Shares, based upon the Vested Percentage, from time to time, which shall be determined in accordance with the following schedule:

            Years of Employment
          After the Effective Date                     Vested Percentage
          ------------------------                     -----------------






Notwithstanding the foregoing, this option may not be exercised unless (i) the Option Shares are registered under the Securities Act of 1933, as amended, and are registered or qualified under applicable state securities or "blue sky" laws, or (ii) the Company has received an opinion of counsel to the Company to the effect that the option may be exercised and Option Shares may be issued by the Company pursuant thereto without such registration or qualification. If this option may not otherwise be exercised by reason of the foregoing sentence, the Company shall take reasonable steps to comply with applicable state and federal securities laws in connection with such issuance.

         3. METHODS OF EXERCISE. This option shall be exercisable by delivery to the Company of written notice of exercise in the form adopted by the Committee which specifies the number of shares to be purchased and the election of the method of payment of therefor, which shall be one of the methods of payment specified in paragraph 11 of the Plan and, if otherwise than payment in full, in cash, shall be subject to the consent of the Committee. Upon receipt of payment for the shares to be purchased pursuant to the option or, if applicable, the shares to be delivered pursuant to the election of an alternative payment method, the Company will deliver or cause to be delivered to the Optionee, to any other person exercising this option, or to a broker or dealer if the method of payment specified in clause (v) of paragraph 11 of the Plan is elected, a certificate or certificates for the number of shares with respect to which this option is being exercised, registered in the name of the Optionee or other person exercising the option, or if appropriate, in the name of such broker or dealer; PROVIDED, HOWEVER, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or Optionee (or other person exercising this option) to take any action in connection with the shares then being purchased, the delivery of the certificate or certificates for such shares may be delayed for the period necessary to take and complete such action.

         4. ACQUISITION FOR INVESTMENT. This option is granted on the condition that the acquisition of the Option Shares hereunder shall be for the account of the Optionee (or other person exercising this option) for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the Option Shares are registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such shares may be resold without registration. At the time of any exercise of the option, the Optionee (or other person exercising this option) will execute such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Optionee's (or such other person's) familiarity with restrictions on the resale of the Option Shares under applicable securities laws.

         5. DISPOSITION OF SHARES. The Optionee or any other person who may exercise this option will not sell or otherwise dispose of any Option Shares unless at least six (6) months have elapsed from the effective date and will notify the Company within seven (7) days of any sale or other transfer of any Option Shares.

         6. WITHHOLDING. As a condition to the issuance of any of the Shares under this Option, Optionee or any person who may exercise this Option authorizes the Company to withhold in accordance with applicable law from any salary, wages or other compensation for services payable by the Company to or with respect to Optionee any and all taxes required to be withheld by the Company under federal, state or local law as a result of such Optionee's or such person's receipt or disposition of Shares purchased under this Option. If, for any reason, the Company is unable to withhold all or any portion of the amount required to be withheld, Optionee (or any person who may exercise this Option) agrees to pay to the Company upon exercise of this Option an amount equal to the withholding required to be made less the amount actually withheld by the Company.

         7. GENERAL. This Agreement shall be construed as a contract under the laws of the State of Ohio. It may be executed in several counterparts, all of which shall constitute one Agreement. It shall bind and, subject to the terms of the Plan, benefit the parties and their respective successors, assigns, and legal representatives.

         IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed as of the date first above written.

OPTIONEE:                                  VALUE CITY DEPARTMENT STORES, INC.



______________________________             By:  ________________________________
                                           Its: ________________________________